Exhibit 23.1



                Consent of Independent Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 19, 1996, on our audits of the combined financial statements of Harborside Healthcare Corporation and Combined Affiliates and the financial statements of Bowie Center Limited Partnership included in the registration statement on Form S-1 (File No. 333-3096) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                         /s/ Coopers & Lybrand L.L.P.

                         COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
August 16, 1996


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